Exhibit 3.3

FIRST AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

OCM HOLDCO, LLC

December 1, 2005

WHEREAS, the Members entered into that certain Limited Liability Company Agreement of OCM HoldCo, LLC (the “Agreement”) on September 23, 2005 and effective as of the Effective Date specified therein;

WHEREAS, OCM HoldCo, LLC (the “Company”) is required by Pennsylvania law and the State Harness Racing Commission of the Commonwealth of Pennsylvania (the “Commission”) to incorporate Sections 204(d), 209(f) and 210 of the Pennsylvania Race Horse Industry Reform Act, Act of December 17, 1981, P.L. 435, No. 135, as amended (the “RHIRA”) (4 PA S.C.A. §§ 325.204(d), 325(209)(f) and 325.210) into the Limited Liability Agreement of the Company;

NOW, THEREFORE, effective December 7, 2005 (the “Effective Date”), the Members hereby amend the Agreement as follows:

A new Section 6.4 is hereby added to be and read as follows:

6.4                               Transfers of Membership Interest Subject to Pennsylvania Law.

In accordance with the requirements of the Pennsylvania Race Horse Industry Reform Act (the “RHIRA”), each Member is hereby advised of the following:

(a)                                 all Membership Interests are held and transferable only subject to the provisions of Section 210 of the RHIRA (4 P.S. §325.210);

(b)                                 the person whose name is indicated as the owner of such Membership Interests is the sole and absolute owner, and that such person is not holding such Membership Interests or any portion of such Membership Interests in trust for any person, partnership, firm or corporation who or which is prohibited from owning such Membership Interests by the RHIRA;

(c)                                  any Member, upon written demand of the Company, shall be required to sell such Member’s Membership Interests to the Company at a price to be fixed in the manner provided by Section 204(d) and Section 209(f) of the RHIRA (4 P.S. §325.204(d) and 4 P.S. §325.209(f), respectively); provided, that such demand is made pursuant to written direction of the Pennsylvania State Harness Racing Commission and from and after the date of the making of the demand, such Member is prohibited from transferring any such Membership Interests except to the Company;

IN WITNESS WHEREOF, the Members of the Company have executed this Amendment in one or more counterparts, effective as of the Effective Date first stated above.

OCM VoteCo, LLC

By:	/s/ Stephen Kaplan
	Name:	Stephen Kaplan
	Title:	Manager

By:	/s/ Ronald Beck
	Name:	Ronald Beck
	Title:	Manager

OCM InvestCo, LLC

By:	/s/ Stephen Kaplan
	Name:	Stephen Kaplan
	Title:	Manager

By:	/s/ Ronald Beck
	Name:	Ronald Beck
	Title:	Manager